EXHIBIT 10.3

ASSIGNMENT AND ASSUMPTION OF PURCHASE AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STEADFAST ASSET HOLDINGS, INC., a California corporation (“Assignor”), hereby assigns to STAR III SUGAR MILL, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s rights and obligations under and in regard to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated October 23, 2017, (as may have been amended or may hereafter be amended, the “Purchase Agreement”), between Wilkinson CGR Lawrenceville, LLC, a Georgia limited liability company (“Seller”) and Assignor for the purchase and sale of that certain real property located in Lawrenceville, Georgia, as more particularly described in Exhibit A attached hereto (the “Property”).

Assignee hereby agrees to and shall assume, perform and be fully responsible for the performance of all of the obligations of Assignor under the Purchase Agreement.

All of the provisions, covenants and agreements contained in the Assignment shall extend to and be binding upon the respective legal representatives, successors and assigns of Assignor and Assignee. This Assignment represents the entire agreement between Assignor and Assignee with respect to the subject matter of the Assignment, and all prior or contemporaneous agreements regarding such matters are hereby rendered null and void and of no force and effect.

(SIGNATURES APPEAR ON FOLLOWING PAGE)

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WITNESS THE EXECUTION HEREOF, as of this December 7, 2017.

ASSIGNOR:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By: _/s/ Ana Marie del Rio___________________
Ana Marie del Rio, Vice President

ASSIGNEE:

STAR III SUGAR MILL, LLC
a Delaware limited liability company

By:     Steadfast Apartment Advisor III, LLC,
a Delaware limited liability company,
its Manager

By: _/s/ Ella S. Neyland_______________
Ella S. Neyland, President

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Exhibit A

DESCRIPTION OF THE LAND

All that tract or parcel of land lying and being located in Land Lots 9 & 31, 7th District, Gwinnett County, Georgia, being more particularly described as follows:

BEGINNING at a 1/2" rebar found at the intersection of the Northwest Right of Way line of State Route 316 (Right of Way width varies) with the Northeast Right of Way line of Walther Boulevard (Right of Way width varies); thence along the Northeast Right of Way line of said Walther Boulevard, the following courses and distances: North 37°52'20" West, a distance of 41.80 feet to a 1/2" rebar found; thence North 45°31'49" West, a distance of 403.74 feet to a 1/2" rebar found; thence North 37°21'58" West, a distance of 345.26 feet to a 1/2" rebar found; thence 221.34 feet along the arc of a curve to the left having a chord bearing and distance of North 47°42'42" West, 220.14 feet and a radius of 612.92 feet to a 1/2" rebar found; thence leaving said Northeast Right of Way line proceed along the Southern property line of that certain property, now or formerly, Ascot Investment Company, Inc., the following courses and distances: North 06°03'56" West, a distance of 395.55 feet to a 1/2" rebar found; thence North 54°44'35" West, a distance of 60.31 feet to a point; thence North 13°31'50" East, a distance of 97.54 feet to a point; thence North 86°57'32" East, a distance of 128.72 feet to a point; thence South 62°24'58" East, a distance of 119.25 feet to a point; thence South 39°07'30" East, a distance of 180.88 feet to a point; thence North 88°06'03" East, a distance of 223.58 feet to a 1/2 inch rebar found; thence North 32°36'21" East, a distance of 96.29 feet to a 1/2 inch rebar found; thence South 76°05'56" East, a distance of 190.78 feet to a concrete nail found in the top of a wall; said point being on the Land Lot Line common to Land Lots 30 and 31; thence along said common Land Lot line and the Western property line of that certain property, now or formerly, Downtown Development Authority of the City of Lawrenceville, Georgia; South 29°46'30" East, a distance of 839.73 feet to a 1/2" rebar found on the Northwest Right of Way line of said State Route 316; thence leaving said Western property line and said Land Lot Line proceed along said Northwest Right of Way line the following courses and distances: South 49°42'44" West, a distance of 132.71 feet to a 1/2 inch rebar found; thence 477.00 feet along the arc of a curve to the right having a chord bearing and distance of South 50°55'38" West 476.96 feet and a radius of 11,200.76 feet to the POINT OF BEGINNING.

Subject property contains 19.143 acres.

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